EXCHANGE OF EQUITY AGREEMENT

by, between and among

Red Wire Group, LLC

&

12 ReTech Corporation,

and

THE MEMBERS OF RED WIRE GROUP, LLC

This Exchange of EQUITY Agreement (“Agreement”) is entered into as of the Effective Date by, between and among, defined below, BUYER, TARGET, and SELLERS. The parties to this Agreement are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, SELLERS own the PERCENTAGE of common equity of TARGET set forth on Schedule A attached hereto which represent 100% of the interests of TARGET (the “TARGET Equity Interests”);

WHEREAS, BUYER has authorized for issuance the number of shares of preferred stock of BUYER (the “BUYER Shares”) set forth on Schedule B hereto; and

WHEREAS, SELLERS wishes to sell, and BUYER wishes to purchase, 100% interest of TARGET membership interests in exchange for the BUYER Shares, designated for SELLERS on the Schedules A and B by way of an exchange of shares;

NOW, THEREFORE, in consideration of the mutual terms and covenants set forth herein, the Parties approve and adopt this Agreement and mutually covenant and agree with each other as follows:

DEFINITIONS

“ACTION” means any action, suit, proceeding, investigation or governmental approval process.

“AGREEMENT” has the meaning set forth on the first page hereof.

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

“Affiliate” means a Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified, such as directors, officers, and, as to any Person that is an individual, such individual’s spouse, parents, grandparents, siblings, and lineal descendants.

“BUYER” means 12 ReTech Corporation, a corporation organized in the state of Nevada, USA that is publicly listed under the symbol: RETC.

“BUYER INDEMNIFIED PARTIES” means BUYER and each officer, director, employee, agent, partner, shareholder, and Affiliate of BUYER.

“BUYER SHARES” means those shares of the preferred stock of BUYER identified on Schedule B.

“BREACH” means any material breach of the terms of this Agreement or any ancillary agreements between the Parties.

“BREACHING OR BREAKING EVENT” means specifically those events that would cause a breach or break in the Stand By Period.

“CLOSING” means the Closing Date.

“CLOSING DATE” means on or about Wednesday January 23, 2019 or such day agreed between the Parties.

“CONDITION” means a Party’s business, properties, operations, earnings, assets, liabilities, condition (financial or otherwise).

“CONTRACT” means any contract, agreement, note, instrument, franchise, lease, license, commitment, arrangement, or understanding, written or oral.

“EFFECTIVE DATE” shall be upon the execution of this agreement.

“ESCROW AGENT” There is no Escrow Agent of this transaction.

“FUNDS” means for the purposes of this Agreement the monies that remained in TARGET at closing that are by the terms of this Agreement the property of SELLERS.

“GAAP” means generally accepted accounting principles consistently applied.

“GOVERNMENTAL AUTHORITY” means any court or governmental authority, department, commission, board, bureau, agency, or instrumentality, domestic or foreign.

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

“INDEMNIFIED COSTS” means: (a) any and all damages, losses, claims and other liabilities of any and every kind, including, without limitation, judgments, and costs of settlement, and (b) any and all out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees, and disbursements of counsel.

“INTELLECTUAL PROPERTY” means all: (a) trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (b) copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith; (c) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, pricing and cost information, and business and marketing plans and proposals); (d) other proprietary rights; and (e) copies and tangible embodiments thereof (in whatever form or medium).

“INTELLECTUAL PROPERTY LICENSE” means any Contract to use any Intellectual Property.

“LAW” means any law, statute, treaty, ordinance, rule, regulation, or policy, domestic or foreign, of any Governmental Authority

“LEGAL OPINION” means the written opinion of legal counsel representing BUYER that allows the removal of a restrictive legend on a stock certificate that relies upon an exemption to registration under An exemption as promulgated by the SEC.

“LEGAL TITLE” means the ownership of the common shares of the TARGET and/or BUYER as such may apply.

“LIABILITY(IES)” means any obligation, indebtedness, commitment, guaranty, or any other item, whether direct or indirect, absolute, accrued, contingent or otherwise, and whether due or to become due.

“LIENS” means all liens, claims, pledges, charges, agreements, and encumbrances of any kind whatsoever.

“MEMBERS” There are two defined types of members in the limited liability company as follows:

-	“PRINCIPAL SELLER” (or “Majority Seller”) is defined as GREG HAEHL.

-	“MINORITY SELLERS” are defined as Cameron Lee and Andy Wilde.

“MICRO-BRAND(S)” means any acquisition of a company having its own products or “brand” that has $50 million or less in annual revenue.

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

“NON-BINDING LETTER OF INTENT” means any agreement executed by BUYER that is not binding on the Signatory Parties but is designed to form the framework for a Definitive Agreement that is binding. On or About December 13, 2018, The Parties to this Agreement executed a Non-Binding Letter of Intent and this Agreement is the Definitive Agreement identified in that Non-Binding Letter of Intent attached as Exhibit D

“ORDER” means any order, injunction, writ, compliance agreement, decree, ruling or decision of a Governmental Authority.

“PERMIT” means any license, permit, order, certificate, authorization, or approval of a Governmental Authority.

“PERSON” means any individual, partnership, corporation, unincorporated organization or association, limited liability company, trust, or other entity.

“PUT DEMAND” Form of Notification to BUYER from individual MINORITY SELLER(s) as shown in Exhibit I.

“PUT OPTION” OR “PUT” means a financial contract which gives the owner (MINORITY SELLERS) the right, but not the obligation, to sell their remaining Series D-5 Preferred Shares, at a price of $4.00 per share, at a date not sooner than 9 months but not later than 12 months after CLOSING to BUYER or BUYER’s assigns.

“RETURN(S)” means any foreign or domestic, federal, state, city, county, or local income, franchise, sales, use or value added tax return and report, or any other tax return, report, and statement required to be filed by a Party in any jurisdiction.

“SEC” means the United States Securities and Exchange Commission.

“SECURITIES ACT” means the Securities Act of 1933, as amended, supplemented, modified or restated from time to time.

“SELLERS” means all of the current members of Target holding 100% of the equity of TARGET.

“SELLERS’s INDEMNIFIED PARTIES” means TARGET and SELLERS, each Affiliate of TARGET and SELLERS, and each officer, director, employee, and agent of TARGET.

“STANDBY PERIOD” or “CLOSING CONTINGENCIES” means that period of time defined in this Agreement (Section 9) between the execution of this Agreement and the closing of the transaction whereby the Transaction can be terminated and voided by mutual consent or will automatically become void if certain conditions are not met or the time frame for its completion is not extended by mutual consent of the Parties.

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

“TARGET” means Red Wire Group, LLC a limited liability company, organized in the state of Utah, USA.

“TARGET FINANCIAL STATEMENTS” Profit & Loss statements are attached hereto as Schedule C.

“TARGET EQUITY INTEREST” are those MEMBERSHIP INTERESTS of TARGET identified on Schedule A.

“TAXES” means any tax, assessment, fee, interest, penalties, and other charge of kind whatsoever imposed by any Governmental Authority.

“UP-LIST” means the action of BUYER being approved to move up to a listing on either the NASDAQ or NYSE AMEX exchange(s) which as one of its requirements is the need to have a $4.00 market share price.

1. AGREEMENTS

1.	Recitals and Schedules. The Recitals set forth in this Agreement, along with the schedules and exhibits attached hereto, are incorporated into this Agreement as though fully set forth in this Section 1.

2. EQUITY ACQUIRED AND SCHEDULES AND CLOSING

2.1	As of the Closing or Closing Date, for consideration and in reliance on the representations, warranties, and agreements of the Parties herein, on the Closing Date, BUYER shall sell and transfer the BUYER Shares, to SELLERS, free and clear of LIENS, and SELLER shall sell and transfer to BUYER, the TARGET EQUITY, free and clear of all LIENS. The transaction shall take the form of an exchange of equity pursuant to the terms and conditions of this Agreement. The parties intend that the transactions contemplated by this Agreement will be a non-taxable reorganization for federal income tax purposes.

2.2	TARGET EQUITY shall represent 100% of the membership interests of TARGET.

2.3	A detailed list of assets and liabilities of TARGET is provided in Schedule D.

2.4	A summary of TARGET’s Material Contracts is provided in Schedule E.

2.5	SELLER and TARGET represent and warrant that the items and information contained in Schedules A and C through G are accurate and complete as of the date of this Agreement and will remain accurate and complete through the Closing Date with the exception of changes in the ordinary course of business that are not material.

2.6	The Closing of this Agreement, being the Closing Date, shall be the date that this agreement is executed and all contingencies including those in Section 9 are met, unless SELLER and BUYER extend such date by written consent.

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

3. CONSIDERATION.

3.1 For consideration and in reliance on the representations, warranties, and agreements of the Parties herein, on the Closing Date, BUYER shall sell and transfer the BUYER Shares, to SELLERS, free and clear of LIENS, and SELLERS shall sell and transfer to BUYER, the TARGET Shares, free and clear of all LIENS except as indicated herein as follows:

3.1.1 The Parties value this transaction at a face value of $450,000 payable by BUYER as follows:

3.1.1.1 PAYMENT TO ALPINE BUSINESS BROKERS. BUYER will pay at closing to Alpine Business Brokers (‘Alpine”) the sum of $30,000 on behalf of SELLERS’s obligation to Alpine as part of the consideration owed by BUYER to SELLERS under this Agreement. The payment to be tendered by BUYER directly to Alpine Business Brokers to Satisfy SELLER’s full obligation to Alpine Business Brokers under section 4.17 herein.

3.1.2.1 PRINCIPAL SELLER. BUYER shall issue 54,000 Series D-6 Preferred Shares with value of $5.00 per share in exchange for 75% of the membership interests (equity) in TARGET that are owned by PRINCIPAL SELLER. These Series D-6 Preferred Shares shall be non-voting and convertible into the common shares of BUYER at any time after 6 months from closing subject to a leak-out provision whereby the PRINCIPAL SELLER has the right but not the obligation to convert a maximum of twenty-five percent (25%) or no greater than 13,500 Series D-6 Preferred Shares after the 6 month anniversary of Transaction closing and thereafter an additional quantity of no greater than 13,500 Series D-6 Preferred Shares every six months until all Series D-6 Preferred Shares that are owned by the PRINCIPAL SELLER have been converted.

3.1.2.2 PRINCIPAL SELLER Conversion mechanics. When eligible for conversion PRINCIPAL SELLER shall, if and when it so elects from time to time, provide BUYER with a written conversion notice by email or hand delivered that specifies the quantity of shares to be converted and the date of conversion, which date shall be at least 2 business days after the date the notice is tendered. Conversions shall be effective on such dates based on the fixed $5.00 per share price of the Series D-6 Preferred shares and converted into BUYER’s common shares at a conversion price equal to the closing market price of the common shares on the trading day immediately prior to the conversion date. In no event can Principal Seller, together with its affiliates, own or have a right to receive more than 9.99% of the issued and outstanding shares of Buyer’s common stock at any given time.

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

3.1.2.3 PRINCIPAL SELLER Exemption to Registration. If the Preferred shares are held for 6 months or more the common shares issued in exchange for the preferred shares may be issued without a restrictive legend (“Freely Tradable shares”) in reliance on an exemption to registration promulgated by the SEC under Rule 144. BUYER will assist PRINCIPAL SELLER to qualify for this exemption.

3.1.3.1 MINORITY SELLERS. BUYER shall issue 37,500 series D-5 Preferred Shares with a face value of $4.00 per share in exchange for the 25% of the membership interests owned by the MINORITY SELLERS. These Series D-5 Preferred Shares shall be non-voting and convertible into the common shares of BUYER at any time after 6 months from closing whereby the MINORITY SELLERS have the right but not the obligation to convert 100 percent (100%) immediately after 6 months after the Transaction Closing. In the event that MINORITY SELLERS exercise their right to convert, BUYER shall have the right of first refusal to purchase the MINORITY SELLERS Preferred D-5 shares at their face value plus any accrued dividends. BUYER has 10 days to exercise their purchase option.

3.1.3.2 MINORITY SELLERS Conversion mechanics. When eligible for conversion MINORITY SELLERS shall, if and when they so elect from time to time, provide BUYER with a written conversion notice by email or hand delivered that specifies the quantity of shares to be converted and the date of conversion, which date shall be at least 2 business days after the date the notice is tendered. Conversions shall be effective on such dates based on the fixed $4.00 per share price of the Series D-5 Preferred shares and converted into BUYER’s common shares at a conversion price equal to the closing market price of the common shares on the trading day immediately prior to the conversion date. In no event can either Minority Seller, together with their affiliates, own or have a right to receive more than 9.99% of the issued and outstanding shares of Buyer’s common stock at any given time.

3.1.3.3 MINORITY SELLERS Exemption to Registration. If the Preferred shares are held for 6 months or more the common shares issued in exchange for the preferred shares may be issued without a restrictive legend (“Freely Tradable shares”) in reliance on an exemption to registration promulgated by the SEC under rule 144. BUYER will assist MINORITY SELLERS to qualify for this exemption.

3.1.3.4 MINORITY SELLERS Dividends. The Series D-5 Preferred Shares shall earn a 6% annual dividend paid quarterly in arrears.

3.1.3.5 MINORITY SELLERS shall have the right but not the obligation to exercise a PUT OPTION back to the BUYER or BUYER’s assignee for any remaining unconverted Series D-5 Preferred Shares at 9 months after closing. The BUYER will assure that the proceeds paid in the case that the PUT OPTION is exercised will be $150,000 in the aggregate less any proceeds from the converted and sold shares that MINORITY SELLERS had received from any conversions. Each individual MINORITY SELLER may exercise this PUT OPTION independently of the others by providing a written PUT OPTION Demand (see Exhibit I). BUYER will have 30 days from receipt of the written PUT Demand to repurchase all tendered shares (“Repurchase Period”). BUYER or BUYER’s assignee may repurchase the shares in any quantity, in whole or in part within the Repurchase Period such that all shares covered by the PUT will have been repurchased during the Repurchase Period. This PUT OPTION shall expire if unexercised 12 months after CLOSING.

3.1.3.6 NO OTHER OBLIGATIONS TO MINORITY MEMBERS. Other than the obligations contained in this Agreement the TARGET, BUYER and PRINCIPAL SELLER owe no further obligations to the MINORITY SELLERS with respect to the purchase of their equity including but not limited to cash payments, loan obligations or other collateral obligations.

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SELLER AND TARGET.

SELLERS and TARGET, as of the Effective Date and as of the Closing Date, severally hereby represent and warrant to, and agree for the benefit of, BUYER as follows: (a) except as expressly otherwise disclosed in this Agreement or on any attached Schedule to the contrary; and (b) with the understanding that the representations and warranties are being made to the knowledge of SELLERS.

4.1 Organization, Good Standing, and Qualification. TARGET is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Utah. TARGET has all requisite power and authority to carry on its business as now conducted. TARGET is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify could have a material adverse effect on Target’s Condition.

4.2 Capitalization. The TARGET membership interests have been duly authorized and validly issued.

4.2.1 TARGET does not have outstanding any securities convertible into or exchangeable or subscribed for any of it membership interests and neither do the SELLERS including no outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, TARGET’S equity.

4.2.2 There are no agreements to which SELLERS is a party with respect to the voting or transfer of the TARGET EQUITY INTEREST and there are no preemptive rights, except as are identified on Schedule A.

4.2.3 Schedule A hereto includes the correct name of all of the SELLERS and the correct percentage of TARGET EQUITY INTEREST owned by each SELLER, and the liens on those interests, if any.

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

4.2.4 At Closing there will be no outstanding security, option, warrant, right, agreement, understanding or commitment of any kind entitling any person or entity to acquire any portion of the TARGET’s TARGET EQUITY INTEREST.

4.2.5 The TARGET EQUITY INTEREST interests have not been registered with the SEC or any state regulatory authority. Neither the TARGET nor SELLERS has granted any options or other rights to others to acquire equity interests in TARGET or in SELLERS’s equity interest in TARGET, with the exception of any accommodations or agreements as disclosed on Schedule A.

4.2.6. REPRESENTATIONS INCLUDING IN THE LETTER OF INTENT. The Parties entered into a Letter of Intent on or about December 17, 2018 (attached hereto as Exhibit D) and the SELLERS warrants to BUYER that the representations contained therein are true and accurate representations.

4.3 Authority; Execution and Delivery; Requisite Consents, Non-violation.

4.3.1 SELLERS and TARGET have, and, at the Closing will have, all requisite power and authority to execute, deliver and perform this Agreement and each other document or instrument executed by any of them, or any of TARGET’s officers, in connection herewith or therewith or pursuant hereto or thereto and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of TARGET.

4.3.2 This Agreement is duly executed and delivered by the Parties and is the legal, valid, and binding obligation of each, enforceable against each in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, or other similar laws affecting the enforceability of creditors’ rights in general or by general principles of equity.

4.3.3 The execution, delivery and performance of this Agreement, the consummation by SELLERS and TARGET of the transactions contemplated hereby and thereby (including, without limitation, the offer, sale and delivery by SELLERS of the TARGET Shares), to the best knowledge of SELLERS and TARGET: (a) will not require the consent, license, permit, waiver, approval, authorization or other action of, by or with respect to, or registration, declaration or filing with, any Governmental Authority or any Person; (b) contravene: (i) any requirement of law to which it is subject, including without limitation the securities laws of any jurisdiction or the rules or regulations of any governmental entity or self-regulatory body; nor (ii) any judgment, decree, franchise, order or demand applicable to it; (c) conflict or be inconsistent with or result in any breach of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of its properties or assets pursuant to the terms of any indenture, mortgage, deed of trust agreement or other instrument to which it is a party or bound or to which it may be subject or violate any provision of its organization documents; or (d) will not require the satisfaction of any secured creditors.

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

4.3.4 To the best knowledge of SELLERS and TARGET, neither TARGET nor SELLERS are in default with respect to any Law which is likely to adversely affect its ability to perform its obligations hereunder and entering into this Agreement will not violate any of them.

4.3.5 TARGET does not presently own or control, directly or indirectly, any interest in any corporation, association, or other business entity. TARGET is not a participant in any joint venture, partnership, or similar arrangement.

4.4 Financial Information. Schedule C contains the TARGET Financial Statements as of the date indicated in Schedule C, in detail, format and time period, acceptable to BUYER. Schedule D contains the TARGET Balance Sheet as of the date indicated in Schedule D, format and time period acceptable to BUYER. The TARGET Financial Statements and TARGET Balance Sheet are materially true, accurate and complete, and fairly present the financial position of TARGET and of the results of operations and or cash flows for the periods then ended as presented and are consistent with the books and records of TARGET. There are no material changes in the financial condition of TARGET, other than in ordinary course of business. As of the Closing Date, TARGET and SELLERS shall reconfirm the statements herein about the TARGET Financial Statements and the TARGET Balance Sheet.

4.5 Certain Changes or Events. As to TARGET between Effective Date and the Closing:

4.5.1 There will have been no change in the Condition of TARGET, except for changes which have not been, in the aggregate, materially adverse to TARGET;

4.5.2 There will be no revocation or change in any Contract or Permit or right to do business, and no other event or occurrence of any character, whether insured against, which results, or could reasonably be expected to result, in a material adverse change in the Condition of TARGET;

4.5.3 TARGET will not authorize or make any distributions, or declare or pay any dividends, upon or with respect to any of its capital stock, nor will TARGET have redeemed, purchased, or otherwise acquired, or issued or sold, any of its capital stock;

4.5.4 TARGET will have not entered into any material Contract, other than in the ordinary course of business (in this Agreement, ordinary course of business means ordinary course and consistent with past practice);

4.5.5 TARGET will have not incurred any indebtedness for borrowed money or made any loans or advances to any Person, other than as disclosed on the TARGET Financial Statements and TARGET Balance Sheet;

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

4.5.6 There will have been no waiver by TARGET of a material right or of a material debt owed to TARGET;

4.5.7 TARGET will not have failed to satisfy or discharge any Lien, except in the ordinary course of business and which is not material to the Condition of TARGET; and

4.5.8 There will not have been any material change in any compensation, arrangement or agreement with any employee, director, shareholders, or Affiliate of TARGET.

4.6 Title to Assets. TARGET has good and marketable title to all of its assets and properties, free and clear of any Liens, except as shown on the TARGET Financial Statements. With respect to any assets or properties TARGET leases, TARGET holds a valid and subsisting leasehold interest therein, free and clear of any Liens, and is in compliance in all material respects, with the terms of the applicable lease, and enjoys peaceful and undisturbed possession under such lease. All of the assets and properties of TARGET that are necessary for the conduct of TARGET’s business as presently conducted by TARGET are in good operating condition and repair, subject to ordinary wear and tear.

4.7 Contracts. TARGET is not a party to, nor are any of TARGET’s assets or properties bound by, or subject to, any Contract of the following types, except for those identified in Schedule E:

4.7.1 any Contract pursuant to which TARGET, or another party thereto, is obligated to pay in excess of $5,000;

4.7.2 any Contract pursuant to which TARGET acquired the right to use any Intellectual Property or information that is material to or necessary in the business of TARGET, or pursuant to which TARGET has granted to others the right to use, or which otherwise relates to, TARGET’s Intellectual Property;

4.7.3 any Contract (other than advances of expenses to employees in the ordinary course of business) involving loans, loan agreements, debt securities, mortgages, deeds of trust, security agreements, suretyships or guarantees;

4.7.4 any Contract between TARGET and SELLERS or an Affiliate of SELLERS, except as described on Schedule E;

4.7.5 any deferred compensation agreements, bonus, pension, profit sharing, stock option and incentive plans or arrangements, hospitalization, medical and insurance plans, agreements and policies, retirement and severance plans and other employee compensation policies and agreements affecting employees of TARGET;

4.7.6 any Contract with any labor union affecting employees of TARGET;

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

4.7.7 any Contract that restricts TARGET from freely engaging in business or competing anywhere; or

4.7.8 any Contract that is otherwise material to the Condition of TARGET.

4.8 Enforceability. TARGET’s Contracts are; (a) in full force and effect; and (b) constitute legal, valid, and binding obligations of TARGET. Each other party thereto, has performed in all material respects all obligations required to be performed by that party on or before the Closing date hereof under the Contracts. No violation exists in respect of a Contract on the part of TARGET or any other party thereto. None of the Contracts is currently being renegotiated. The validity, effectiveness and continuation of all Contracts will not be materially adversely affected by the transactions contemplated by this Agreement, except as described on Schedule E.

4.9 Intellectual Property. Set forth on Schedule F hereto is a true, correct, and complete list of TARGET’s Intellectual Property.

4.9.1 TARGET is the sole and exclusive owner, free and clear of all Liens except Lien to secured lender, and has all right, title and interest in all of the Intellectual Property and has secured duly authorized assignment of rights from all employees and independent contractors confirming that all Intellectual Property which they may have directly worked on is owned by TARGET.

4.9.2 With respect to any Intellectual Property or trade secret necessary to conduct its business, TARGET owns or has the exclusive right to use such Intellectual Property or trade secret in its business.

4.9.3 TARGET owns or possesses sufficient licenses or other rights to use all Intellectual Property covered that are necessary to conduct the business of TARGET as now being conducted and as proposed to be conducted by TARGET.

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

4.10 Intellectual Property Licenses. Each of TARGET’s Intellectual Property Licenses is in full force and effect and constitutes a legal, valid, binding, and enforceable obligation in accordance with its terms against TARGET, and each other party thereto. TARGET has performed all obligations imposed upon TARGET under each of the Intellectual Property Licenses. Neither TARGET nor any other party thereto is in default thereunder, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder. TARGET has not received any notice that any other party to any of the Intellectual Property Licenses intends to cancel, terminate, or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. No licenses, sublicenses, covenants, or agreements have been granted or entered into by TARGET in respect of any of the Intellectual Property or any trade secret material of TARGET, except the Intellectual Property Licenses. No director, officer, shareholder, employee, or other Affiliate of TARGET owns, directly or indirectly, in whole or in part, any of the Intellectual Property or any trade secret material of TARGET. None of the officers, employees, consultants, distributors, agents, representatives, or advisors of TARGET have entered into any agreement relating to TARGET’s business regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than TARGET. The consummation of the transactions contemplated hereby will not alter or impair the rights of TARGET to any of the Intellectual Property, any trade secret material to TARGET, or under any of the Intellectual Property Licenses. Each item of Intellectual Property owned or used by TARGET immediately prior to the Closing hereunder will be owned or available for use by BUYER on identical terms and conditions immediately subsequent to the Closing, though it may be through ownership of TARGET and not directly. Neither TARGET nor SELLERS, nor any Affiliates, officers, shareholders, directors, or employees of each of them has disclosed any proprietary information relating to the Intellectual Property or the Intellectual Property Licenses to any person other than BUYER and the employees, consultants, accountants, lawyers, and other advisors of the Companies. Each of TARGET, SELLERS and their Affiliates, officers, shareholders, directors, or employees has disclosed trade secrets to other Persons solely as required for the conduct of TARGET’s business and solely under nondisclosure agreements that are enforceable by TARGET. TARGET is not under any contractual or other obligation to disclose any proprietary information relating to the Intellectual Property, any trade secret material of TARGET or the Intellectual Property Licenses, nor is any other party to the Intellectual Property Licenses under any such obligation to disclose proprietary information included in or relating to Intellectual Property, any trade secret material to TARGET or the Intellectual Property Licenses to any Person, and no event has taken place, including the execution and delivery of this Agreement and the transactions contemplated hereby or any related change in the business activities of TARGET, that would give rise to such obligation. TARGET has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties. None of SELLERS or TARGET has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that TARGET must license or refrain from using any Intellectual Property rights of any third party). No item of Intellectual Property: (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge; or (b) is the subject of any pending or threatened action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand which challenges the legality, validity, enforceability, use, or ownership of the item of Intellectual Property. TARGET has never agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

4.11. Labor Relations; Employees. Schedule G contains the names and titles of the employees of TARGET.

4.11.1 TARGET, to best of SELLERS knowledge, is not in violation of material federal, state, or other applicable Law respecting employment, social security or employment practices relating to TARGET’s own employees.

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

4.11.2 TARGET, to the best of SELLERS knowledge, is not delinquent in payments to any of TARGET’s employees for any wages, salaries, commissions, bonuses, or other direct compensation for any services performed by the employees of TARGET to the date hereof or amounts required to be reimbursed to such employees. There is no unfair labor practice complaint against TARGET pending before any Governmental Authority. There is no labor strike, dispute, slowdown, or stoppage actually pending or threatened against or involving TARGET. TARGET is not a party to or bound by any collective bargaining agreement and neither any grievance nor any arbitration proceeding arising out of or under a collective bargaining agreement is pending and no such claim has been asserted. No labor union currently represents the employees of TARGET and no labor union has taken any action with respect to organizing the employees of TARGET. No key employee has informed TARGET that such employee will or may terminate his or her employment or engagement with TARGET, except as otherwise described to BUYER on Schedule G, or if occurring after the Effective Date, as described in written notice from TARGET to BUYER prior to Closing. There are no payments of benefits to the employees of TARGET above or different from the statutory benefits corresponding under the applicable labor law. TARGET has filed or caused to be filed all Returns required by any Governmental Authority.

4.12 Litigation. There is no Action pending or known as threatened against TARGET. Except the Action that are disclosed in Schedule H. PRINCIPAL SELLER is of the opinion that the Actions disclosed in Schedule H lack merit and believes that if appropriately defended the plaintiffs will no prevail. However, PRINCIPAL SELLER cannon guarantee the results of any litigation. Neither TARGET nor any of TARGET’s respective assets or properties, nor, in connection with TARGET’s business, nor any shareholder, director, officer or employee of TARGET, is subject to any Order which is material to the Condition of TARGET. There is no Action by TARGET currently pending or which TARGET intends to initiate, which is material to the Condition of TARGET.

4.13 Compliance with Laws; Permits. TARGET has not violated or failed to comply with, in any material respect, any Law to which TARGET or any of TARGET’s properties or assets is subject. TARGET has all Permits that are necessary for the conduct of its business as presently conducted except to the extent the failure to have any such Permit would not materially adversely affect the Condition of TARGET. All Permits are, and as of the Closing will be, in full force and effect. No violation or notice of failure to comply have been issued or recorded in respect of any Permit. There are no proceedings pending or threatened to revoke, suspend, or limit any such Permit, nor is there any reasonable basis therefor.

4.14 Taxes. All Returns required to be filed by TARGET have been timely filed. All such Returns are true, correct, and complete in all material respects. All Taxes due or claimed to be due from TARGET have been paid except to the extent properly reserved against on the TARGET Financial Statements. No Return of TARGET is under audit by any Governmental Authority There are in effect no waivers of the applicable statute of limitations for Taxes in any jurisdiction for TARGET for any period.

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

4.15 Books and Records. The books of account, ledgers and records of TARGET accurately and completely reflect in all material respects the Condition of TARGET.

4.16 Transactions with Affiliates. Except as described on Schedule E, TARGET does not have any obligation to or claim against any past or present owner of TARGET, and no such Person has any obligation to or claim against TARGET. No past or present owner of TARGET has any direct or indirect interest of any kind in any business or entity, which is competitive with TARGET.

4.17 Brokers or Finders. SELLERS has entered into an agreement to pay finders or broker fees to Alpine Business Brokers (“Alpine”) whose payment is provided for as part of this transaction and SELLER has warranted that the amount disclosed in 3.1.1.1 is the full obligation owed to Alpine. BUYER is not obligated for same in any way.

4.18 Employment of Officers, Employees, and Consultants. BUYER affirms and consents to the consulting agreement of Greg Haehl attached hereto as Exhibits C. Further, BUYER and/or assignee guarantees TARGET’s obligations under Exhibit C.

4.18.1 KEY EMPLOYEES. TARGET shall continue to employee certain key employees indicated below and BUYER shall guarantee to the indicated employee the following compensation so long as the indicated employee remains employed by the Company.

4.18.1.1 Mike McCaleb (“McCaleb”) will continue employment as the Production Manager, who’s Role shall expand after closing as he will become the production manager of both TARGET as well as BUYER’s other factory The Emotion Fashion Group Inc. The TAGET intends to continue the employment of McCaleb for at least 2 years after closing at a minimum salary of $3,333 per month plus bonus of $750 in any month that production output exceed $40,000 and $750 for each additional $12,000 in monthly production output. McCaleb shall be eligible for any other benefits offered in the future to all employees.

4.18.1.2 Brody Ashton (“Ashton”) will continue employment as Contract Salesperson for both TARGET and Emotion Fashion Group, Inc. The TARGET intends to continue the employment of Ashton for at least 2 years after closing at a minimum salary of $3,333 per month plus a commission of $1,200 in any month that sales exceed $40,000 and $1,000 for each additional $12,000 in monthly sales up to $86,000.

4.19 Insurance. TARGET presently maintains and has maintained in effect since its formation all the insurance policies required by Law or reasonably appropriate in connection with the operation of its business as presently conducted.

4.20 Absence of Undisclosed Liabilities. TARGET does not have any Liability except as disclosed on the TARGET Financial Statements and TARGET Balance Sheet

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

4.21 Securities Matters. The BUYER Shares are received by SELLERS for investment purposes for SELLERS’s own account, and not with the view to, or for resale in connection with, any distribution thereof. SELLERS understands that BUYER Shares have not been registered under the Securities Act, or under the securities laws of various states, by reason of a specified exemption from the registration provisions thereunder. SELLERS acknowledges that the BUYER Shares must be held indefinitely unless the BUYER Shares are subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. SELLERS has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of the securities purchased in a private placement subject to the satisfaction of certain conditions including, among other things, the availability of certain current public information about BUYER and compliance with applicable requirements regarding the holding period, the amount of securities to be sold, and the manner of sale. SELLERS is a sophisticated investor with knowledge and experience in business and financial matters and is able to bear the economic risk and lack of liquidity inherent in owning the BUYER Shares. SELLERS understands and acknowledges that no Governmental Authority has been asked to rule on nor has it ruled on the tax or other consequences of the transactions contemplated hereby. SELLER represents and warrants that SELLERS is an “Accredited Investor” as defined in Rule 501(a) of Regulation D under the Securities Act. SELLERS understands that all certificates for BUYER Shares shall bear a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT, AS AMENDED, OR ANY STATE SECURITIES LAWS.”

5. REPRESENTATIONS, WARRANTIES, AND AGREEMENTS OF BUYER.

BUYER, hereby represents and warrants to, and agrees to the benefit of TARGET and SELLERS as follows, (a) except as expressly otherwise disclosed in this Agreement or any attached Schedule to the contrary; or (b) with the understanding that certain representations are being made to the best knowledge of BUYER;

5.1 Organization, Good Standing, and Qualification. BUYER is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. BUYER has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted. BUYER is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify could have a material adverse effect on its Condition.

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

5.2 Capitalization. The authorized capital stock of BUYER is identified on Schedule B. All the outstanding shares have been duly and validly issued, are fully paid and non-assessable. BUYER does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock. There are no agreements among the shareholders of BUYER with respect to the voting or transfer of the capital stock of BUYER. None of BUYER’s shareholders have preemptive rights.

5.3. Authority; Execution and Delivery; Requisite Consents, Non-violation. BUYER has, and at the Closing will have, all requisite power and authority to execute, deliver and perform this Agreement and each other document or instrument executed by any of them, or any of its officers, in connection herewith or therewith or pursuant hereto or thereto and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of BUYER. This Agreement is duly executed and delivered by BUYER and is the legal, valid, and binding obligation of BUYER, enforceable against BUYER in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, or other similar laws affecting the enforceability of creditors’ rights in general or by general principles of equity. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and thereby (including the issuance of the Common Stock) will not require, to the BUYER’s best knowledge: (a) the consent, license, permit, waiver, approval, authorization or other action of, by or with respect to, or registration, declaration or filing with, any Governmental Authority or any other Person; (b) contravene: (i) any Law to which BUYER is subject; nor (ii) any judgment, decree, franchise, order or demand applicable to BUYER; (c) conflict or be inconsistent with or result in any breach of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of BUYER’s properties or assets pursuant to the terms of any indenture, mortgage, deed of trust agreement or other instrument to which BUYER is a party or bound or to which BUYER may be subject or violate any provision of BUYER’s organizational documents. BUYER, is not in default with respect to any applicable Law which is likely to adversely affect BUYER’s ability to perform BUYER’s obligations hereunder and entering into this Agreement will not violate any Law

5.4 Financial Information. The BUYER is a public company and all financial information are timely filed with the SEC.

5.5 Certain Changes or Events. As to BUYER:

5.5.1 there will have been no change in the Condition of BUYER, except for changes which have not been, in the aggregate, materially adverse to BUYER;

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

5.5.2 there will be no revocation or change in any Contract or Permit or right to do business, and no other event or occurrence of any character, whether insured against, which results, or could reasonably be expected to result, in a material adverse change in the Condition of BUYER;

5.5.3 BUYER will not have authorized or made any distributions, or declare or pay any dividends, upon or with respect to any of its capital stock, or other equity interests, nor will BUYER have redeemed, purchased, or otherwise acquired, or issued or sold, any of its capital stock or other equity interests except as may benefit all shareholders and as disclosed to the SEC;

5.5.4 BUYER is a public company engaged in acquiring a number of Micro-Brands as well as deploying its proprietary technology under license to other retailers. This transaction is consistent with the purpose of the BUYER;

5.5.5 BUYER will have not incurred any indebtedness for borrowed money or made any loans or advances that encumber the TARGET without the express permission of SELLERS now or during the Standby Period;

5.5.6 there will have been no waiver by BUYER of a material right or of a material debt owed to BUYER;

5.5.7 BUYER will not have failed to satisfy or discharge any Lien, except in the ordinary course of business and which is not material to the Condition of BUYER; and

5.5.8 there has been no material change in any compensation, arrangement or agreement with any employee, director, shareholders, or Affiliate of BUYER that affects SELLERS or TARGET.

5.6 Title to Assets. BUYER has title to all its assets (see filings with the SEC).

5.7 Contracts. BUYER’s Contracts are; (a) in full force and effect; and (b) constitute legal, valid and binding obligations of BUYER. Each other party thereto, has performed in all material respects all obligations required to be performed by it on or before the date hereof under the Contracts. No violation exists in respect of a Contract on the part of BUYER or any other party thereto. None of the Contracts is currently being renegotiated. The validity, effectiveness and continuation of all Contracts will not be materially adversely affected by the transactions contemplated by this Agreement.

5.8 Intellectual Property. BUYER has title to all its intellectual property including three patents, the specificity of which is part and parcel of BUYER’s filings with the SEC.

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

5.9 Labor Relations; Employees. BUYER, to best of Management’s knowledge, is not in violation of material federal, state, or other applicable Law respecting employment, social security or employment practices relating to BUYER’s own employees.

5.9.1 BUYER, to best of Management’s knowledge, is not delinquent in payments to any of BUYER’s employees for any wages, salaries, commissions, bonuses, or other direct compensation for any services performed by the employees of BUYER to the date hereof or amounts required to be reimbursed to such employees. There is no unfair labor practice complaint against BUYER pending before any Governmental Authority. There is no labor strike, dispute, slowdown, or stoppage actually pending or threatened against or involving BUYER. BUYER is not a party to or bound by any collective bargaining agreement and neither any grievance nor any arbitration proceeding arising out of or under a collective bargaining agreement is pending and no such claim has been asserted. No labor union currently represents the employees of BUYER and no labor union has taken any action with respect to organizing the employees of BUYER. No key employee has informed BUYER that such employee will or may terminate his or her employment or engagement with BUYER that may affect SELLERS or TARGET. BUYER has filed or caused to be filed all Returns required by any Governmental Authority.

5.10 Litigation. There is no Action pending or known as threatened against BUYER. Neither BUYER nor any of its respective assets or properties, nor in connection with its business, nor any shareholder, director, officer or employee of BUYER, is subject to any Order which is material to the Condition of BUYER. There is no Action by BUYER currently pending or which BUYER intends to initiate, which is material to the Condition of BUYER.

5.11 Compliance with Laws; Permits. BUYER has not violated or failed to comply with, in any material respect, any Law to which BUYER or any of BUYER’s properties or assets is subject. BUYER has all Permits that are necessary for the conduct of its business as presently conducted except to the extent the failure to have any such Permit would not materially adversely affect the Condition of BUYER. All Permits are, and as of the Closing will be, in full force and effect. No violation or notice of failure to comply have been issued or recorded in respect of any Permit. There are no proceedings pending or threatened to revoke, suspend, or limit any such Permit, nor is there any reasonable basis therefor.

5.12 Taxes. All Returns required to be filed by BUYER have been timely filed. All such Returns are true, correct, and complete in all material respects. All Taxes due or claimed to be due from BUYER have been paid except to the extent properly reserved against on the BUYER Financial Statements. No Return of BUYER is under audit by any Governmental Authority. There are in effect no waivers of the applicable statute of limitations for Taxes in any jurisdiction for BUYER for any period.

5.13 Books and Records. The books of account, ledgers, and records of BUYER accurately and completely reflect in all material respects the Condition of BUYER. The minute books of BUYER fully set forth all material action taken by the Board of Directors, shareholders and, if any, executive board (or other committee thereof) of BUYER.

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

5.14 Transactions with Affiliates. BUYER does not have any obligation to or claim against any past or present owner of BUYER, or any of such owner’s Affiliates, associates, or relatives, and no such Person has any obligation to or claim against BUYER that would affect this transaction.

5.14.1 BUYER currently has 4 subsidiaries and routinely has transactions between the subsidiaries: 12 Hong Kong, Ltd., 12 Japan, 12 Europe, A.G., 12 Retail, Inc. 12 Retail, Inc has one subsidiary- Emotion Fashion Group, Inc.

5.14.2 BUYER has announced that it has signed “Non-Binding Letter’s of Intent” with numerous potential acquisition targets of which TARGET is one. BUYER intends to acquire many of these acquisition targets and others.

5.15 Brokers or Finders. BUYER has not entered into an agreement to pay finders or broker fees to any party as a result of this transaction.

5.16 Insurance. BUYER does not have any insurance policies, each of its subsidiaries maintains any and all insurances its requires, if any, for its business.

5.17 Absence of Undisclosed Liabilities. BUYER does not have any Liability under GAAP, except as disclosed on the BUYER Financial Statements filed with the SEC.

5.18 Disclosure. In connection with the purchase of the BUYER Shares by SELLERS, BUYER has disclosed to SELLERS all material facts and information concerning BUYER, its Condition and the BUYER Shares, and has not made any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements contained herein not misleading per BUYER’s filings with the SEC. There is no fact or circumstance which has, or is reasonably likely to have, an adverse effect on SELLERS which has not been disclosed herein and known by SELLERS.

5.19 Securities Matters. Buyer covenants and agrees that, so long as Sellers own any shares of Buyer’s capital stock, Buyer will continue to timely file all reports required in order to maintain current and in good standing as a fully reporting company with the SEC and that it will at all times maintain its OTC status or better. The TARGET Shares received by BUYER are for investment purposes for BUYER’s own account, and not with the view to, or for resale in connection with, any distribution thereof. BUYER understands that the TARGET Shares have not been registered under the Securities Act, or under the securities laws of various states, by reason of a specified exemption from the registration provisions thereunder. BUYER acknowledges that the TARGET Shares must be held indefinitely unless the TARGET Shares are subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. BUYER has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of the securities purchased in a private placement subject to the satisfaction of certain conditions including, among other things, the availability of certain current public information about TARGET and compliance with applicable requirements regarding the holding period and the amount of securities to be sold and the manner of sale. BUYER is a sophisticated investor with knowledge and experience in business and financial matters and is able to bear the economic risk and lack of liquidity inherent in owning the TARGET Shares. BUYER has received and carefully reviewed, if available and applicable: (a) TARGET’s most recent SEC filings, and (b) all other information filed by TARGET pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended; and (c) information supplied otherwise that otherwise supplies adequate material information. BUYER understands and acknowledges that no Governmental Authority has been asked to rule on nor has it ruled on the tax or other consequences of the transactions contemplated hereby. BUYER represents and warrants that BUYER is an “Accredited Investor” as defined in Rule 501(a) of Regulation D under the Securities Act. BUYER understands that all certificates for the TARGET Shares shall bear a legend in substantially the following form:

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT, AS AMENDED, OR ANY STATE SECURITIES LAWS.”

5.20 Share Reserve. Buyer shall agree that upon increasing its authorized common stock it will at all relevant times have sufficient authorized shares of common stock to issue to Sellers pursuant to the conversions contemplated in Section 3 hereof, even such conversions require a number of shares in excess of the share reserve set forth in the letter in Exhibit H.

6. CONDITIONS OF BUYER’S OBLIGATIONS TO CLOSE.

The obligation of BUYER to purchase the TARGET Shares at Closing is subject to the fulfillment, to BUYER’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties of TARGET and SELLERS contained in this Agreement shall be true and correct in all material respects on the Effective Date and as of the Closing Date, as if made on and as of each such date.

6.2 Performance. SELLERS and TARGET shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by SELLERS and/or TARGET prior to or at the Closing.

6.3 Stock Certificates, Etc. At the Closing, SELLERS shall have tendered to BUYER a certificate representing the TARGET Shares, together with an assignment, in accordance with this Agreement. All certificates delivered by SELLERS shall be in form and substance satisfactory to BUYER and sufficient to transfer to and vest in BUYER good and valid title to the TARGET Shares, free and clear of any Lien.

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

6.4 No Material Adverse Change. There shall not have occurred any material adverse change in the Condition of TARGET since the date hereof.

6.5 Consents. TARGET and SELLERS shall have obtained all consents, approvals, or waivers from Governmental Authorities and third Persons necessary for the execution, delivery and performance of this Agreement and the transactions contemplated hereby and thereby, all without material cost or other adverse consequences to BUYER.

6.5 No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened, or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

6.6 Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to BUYER and its counsel, and BUYER shall have received all such counterpart originals or certified or other copies of such documents as BUYER may reasonably request.

6.7 Additional Documents. At Closing, the Parties shall cause an additional agreement or agreements as contained under any schedule or exhibit hereto, to be executed and delivered by those named therein.

7. CONDITIONS OF SELLERS’ OBLIGATIONS TO CLOSE.

The obligations of SELLERS to BUYER under this Agreement are subject to the fulfillment, to SELLERS’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

7.1 Representations and Warranties. The representations and warranties of BUYER contained in this Agreement shall be true and correct in all material respects on the Effective Date and as of the Closing Date, as if made on and as of each such date.

7.2 Performance. BUYER shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

7.3 Stock Certificates, Etc. Within 10 days of Closing, BUYER’s Stock Transfer Agent shall have tendered to SELLERS a certificates representing the BUYER Shares in accordance with this Agreement. Buyer shall have All certificates delivered by BUYER shall be in form and substance reasonably satisfactory to SELLERS and sufficient to transfer to and vest in SELLERS good and valid title to the BUYER Shares, free and clear of any Lien. At Closing the Parties will enter into an unconditional and irrevocable Letter of Instruction to the BUYER’s Stock Transfer Agent (Exhibit H) in form and substance acceptable to Seller authorizing the issuing of the BUYER shares indicated on Schedule B. Further BUYER agrees, once it has increased its authorized common shares to exclusively reserving for the benefit of Sellers not fewer than 400 million shares of common stock for issuance pursuant to Sellers’ conversions hereunder.

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

7.4 No Material Adverse Change. There shall have been no material adverse change with respect to Buyer’s business, assets, prospects, financial condition or trading status.

7.5 No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened, or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

7.6 Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to BUYER and its counsel, and BUYER shall have received all such counterpart originals or certified or other copies of such documents as BUYER may reasonably request.

7.7 Additional Documents. At Closing, SELLERS, TARGET, and BUYER shall cause any additional agreement or agreements as contained in this Agreement or under any schedule or exhibit hereto, to be executed and delivered by those named therein.

8. INDEMNIFICATION AND SURVIVAL.

8.1 Indemnification by TARGET and SELLERS. TARGET and SELLERS, severally, agree to indemnify the BUYER Indemnified Parties for, and hold each BUYER Indemnified Party harmless from and against the Indemnified Costs, in each case, arising out of or suffered or incurred in connection with any of the following: (a) any material misrepresentation or any material breach of any warranty made by TARGET and or SELLERS herein or in any documents related hereto; (b) any material breach or material non-fulfillment of any covenant or agreement made by TARGET and or SELLERS herein, and (c) any material claim relating to or arising out of a violation of applicable federal or state securities laws by TARGET and or SELLERS in connection with the TARGET EQUITY INTEREST; provided, however, that in no event shall Sellers, on a combined basis, have liability for any amounts in excess of the aggregate value of the Buyer Shares as of the date hereof.

8.2 Indemnification by BUYER. BUYER agrees to indemnify the SELLERS Indemnified Parties for, and hold the SELLERS Indemnified Party harmless from and against any Indemnified Costs arising out of or suffered or incurred in connection with any of the following: (a) any misrepresentation or any breach of any warranty made by BUYER herein or in any documents related hereto; (b) any breach or non-fulfillment of any covenant or agreement made by BUYER herein, and (c) any claim relating to or arising out of a violation of applicable federal or state securities laws by BUYER in connection with the BUYER Shares.

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

8.3 Survival. All representations, warranties, covenants and agreements contained in or made pursuant to this Agreement or contained in any certificate delivered pursuant to this Agreement, shall remain operative and in full force and effect and shall survive the transfer of the common stock and the consummation of the transactions contemplated hereby for a period of 12 months (except as otherwise specifically set forth herein), unless a claim is made prior thereto; provided, however, that neither a BUYER Indemnified Party nor a SELLERS Indemnified Party shall be entitled to make any claim relating to this Agreement unless the aggregate amount of all Indemnified Costs or the claim incurred by such party as a result of all misrepresentations and breaches of the other Party(ies) hereto is equal to or greater than $10,000 in which case the BUYER Indemnified Party or SELLERS Indemnified Party will be entitled to the amount of its claim in excess of $10,000.

8.4 ASSUMPTION OF THE OBLIGATION TO PAY CERTAIN PERSONAL CREDIT CARD OBLIGATION(S). BUYER acknowledges that PRINCIPAL SELLER has used his personal credit to either provide a credit card to TARGET or in the alternative used his personal credit card for the benefit of TARGET (“Credit Card Obligation”). Buyer expressly assumes the Credit Card Obligation. This credit card obligation is shown on the books and records of TARGET and will not exceed the sum of $26,000 plus interest and fees, if any. BUYER acknowledges that the Credit card Obligation may at closing be less than $26,000 and BUYER warrant to pay the difference, if any to Principal Seller pari passu with the payments on the remaining credit card balance. TARGET shall continue to remain obligated on this Credit Card Obligation and both TARGET and BUYER acknowledge that TARGET will fully retire (payoff) this Credit Card Obligation within 6 months after closing under this Agreement. Further, Buyer will fully indemnify and hold harmless PRINCIPAL SELLER from any claims, suit or demand related to the Credit Card Obligation.

9. STANDBY PERIOD AND CLOSING CONTINGENCIES

This Section 9 shall become effective immediately upon the EXECUTION of this Agreement AND INCLUDE THE PROCESS FOR CLOSING THE TRANSACTION including completion of the transfers of the TARGET Equity and the BUYER Shares so that the following shall apply and shall control from and after that date. After the Closing, in the event of a conflict between the provisions of this Section 9 and any other provisions of this Agreement, this Section 9 shall control.

9.1 Standby Period: The Parties agree that there shall be a “Stand By Period” lasting from the date of the execution of this Agreement until the Closing of this Transaction whereby certain objectives or conditions need to be met as indicated below or the transaction may be VOID AND rescinded upon the option of SELLERS following written notice and a failure to cure by BUYER during a 30 day Cure period, They are;

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

9.1.1 TRANSACTION VOIDED FOR NON-PERFORMANCE BY BUYER. This transaction will automatically void if this transaction does not close on or before the closing date indicated herein unless such period is extended by mutual agreement between the Parties for the following reasons:

9.1.1.1 Failure by BUYER to tender to MINORITY SELLERS irrevocable stock issuance instruction for 37,500 Series D-5 Preferred Shares or the actual Series D-5 Preferred shares themselves in exchange for 25% of the TARGET’s Membership Interests (Equity).

9.1.1.2 Failure by the BUYER to tender to PRINCIPAL SELLER the irrevocable stock issuance instructions for the 54,000 Series D-6 Preferred shares or delivering the actual shares.

9.1.1.3 Failure by the BUYER to tender at closing the sum of $30,000 directly to Alpine Business Brokers to satisfy SELLERS’s obligations to this business Broker who sourced this transaction.

9.1.1.4 SECURITY FOR BUYER’S PERFORMANCE. BUYER grants to PRINCIPAL SELLER a security interest in the 75% membership interest in TARGET as well as a perfected first position lien on TARGET’s equipment in the form of a UCC-1 Filing. During the 24 months immediately after the closing of this transaction, in the event that BUYER or TARGET files for protection under the U.S. Bankruptcy code, assigns virtually all of its assets to creditors, has a receiver appointed , or ceases business operations than PRINCIPAL SELLER’s 75% membership interests in TARGET and the equipment listed in the perfected security interest identified herein will immediately become the property of PRINCIPAL SELLER. SEE Exhibit E FOR A LIST OF THE EQUIPMENT SUBJECT TO THIS SECURITY INTEREST.

9.1.2 TRANSACTION VOIDED FOR NON-PERFORMANCE BY SELLERS. This transaction will automatically void if this transaction does not close on or before the closing dates indicated herein unless such period is extended by mutual agreement between the Parties for the following reasons;

9.1.2.1 Failure by the PRINCIPAL SELLER to tender 75% of the Target Membership Interests (Equity) to BUYER.

9.1.2.2 Failure by the MINORITY SELLERS to tender 25% of the TARGET membership interests (Equity).

9.1.2.3 Determination by BUYER that SELLER has materially misrepresented any of the representations contained in this Agreement and its exhibits than the BUYER may elect to voluntarily terminate this transaction prior to closing.

9.1.3 TRANSACTION CANCELED BY MUTUAL CONSENT. The Parties can, by mutual agreement cancel this transaction and cause this Agreement to be voided at any time prior to closing by mutual consent.

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

9.1.4 TRANSACTION CONTINGENCIES

9.1.4.1 TARGET’s bank balance, net of all items still in clearing process will be determined as of closing but shall be positive at closing.

9.1.4.2 During the Standby Period, the Parties shall reasonably cooperate including executing additional reasonable documentation as needed in order to further the purposes expressed in this Agreement.

9.1.4.3 Unless and to the extent otherwise confirmed in writing, it is the intentions of the Parties that no particular person shall be deemed to be a member of a control group as such term is defined with reference to SEC related laws, regulations and statements.

9.2 POST CLOSING ACTIONS. Within 30 days of closing the Parties shall work closely together and take any and all actions necessary and prudent to ensure that the MINORITY SELLERS no longer have any financial liability to the TARGET or any third party for any ongoing (future-post closing) business of the Company shall be fully indemnified by both the TARGET and the BUYER from any third-party liability related to the post closing activity of TARGET.

10. GENERAL

10.1 Successors and Assigns. This Agreement is not assignable without the written consent of the Parties.

10.2 Entire Agreement. This Agreement, including the Exhibits and Schedules, is the complete agreement of the Parties. This Agreement supersedes all prior discussions, negotiations, agreements, and understandings between the Parties with respect to its subject matter and any such are merged herein and barred hereby.

10.3 Amendments. This Agreement may not be amended except by a written instrument duly executed by all Parties.

10.4 No Waiver. The failure or delay of any Party at any time or times to require performance of any provision or to exercise its rights with respect to any provision hereof, shall in no manner operate as a waiver of or affect such Party’s right at a later time to enforce the same. No waiver is valid unless in writing signed by the Party making the waiver.

10.5 Headings. The captions, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

10.6 Severability. The invalidity of any term or terms of this Agreement shall not affect any other term of this Agreement, which shall remain in full force and effect.

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

10.7 Notices. Any notice, communication, request, reply or advice in this Agreement provided or permitted to be given, shall be made or be served by delivering same by overnight mail or by delivering the same by a hand-delivery service. Such notice shall be deemed given when so delivered. For all purposes of Notice, the addresses of the Parties herein shall be the address set forth in their respective signature blocks to this Agreement.

10.8 Captions. Captions herein are for the convenience of the parties and shall not affect the interpretation of this Agreement.

10.9 Counterpart Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and may be signed by fax.

10.10 Parties in Interest. Provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and their heirs, executors, administrators, other permitted successors and assigns, if any.

10.11 Laws, Venue, Construction. This Agreement shall be governed by the laws of the State of Arizona without reference to conflict of laws principles and the sole and exclusive venue for any action, claim or dispute in respect of this Agreement shall be such court of competent jurisdiction as is located in the County of Maricopa, State of Arizona. The Parties agree and acknowledge that each Party has reviewed this Agreement and the normal rule of construction that agreements are to be construed against the drafting party shall not apply in respect of this Agreement given the Parties have mutually negotiated and drafted this Agreement.

10.12 Cooperation. The Parties agree to cooperate with one another concerning the performance of this Agreement, including reviewing and executing any document necessary for the performance of this Agreement, to comply with Law or as reasonably requested by any party hereto.

10.13 Independent Legal Counsel. Each Party has retained independent legal counsel in connection with the preparation of this Agreement.

10.14 Dispute Resolution. If, prior to the application of Section 9, there arises a material dispute between BUYER and any of TARGET and SELLERS, the Parties to this Agreement agree to immediately meet at a promptly determined mutually acceptable date, time, and place, in an effort to try and resolve the dispute, before moving to any formal legal action.

10.15 Basket and Grace Period, Default. Notwithstanding anything to contrary contained in this Agreement, if any breach of this Agreement does not involve, in any singular circumstance or related circumstances a total amount of at least $3,000, the same shall not be treated as a material breach. If the breach relates to a non-monetary default for which money damages are inadequate, the breach is material. In the event of a material breach of this Agreement happens, a Party may claim a default of this Agreement only if first that Party supplies to the other Party written notice of default detailing the breach and a 10-business day opportunity to cure. If such Party does cure the breach, no breach is applicable.

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

This Exchange of Equity Agreement has been duly executed and delivered by the parties hereto on _____________________.

TARGET:
RED WIRE GROUP, LLC
A UTAH limited liability company

By: GREG HAEHL, Managing Member
Address of Corporate Headquarters:
85 W. Louise Avenue
Salt Lake City, UT 84111

BUYER:
12 RETECH CORPORATION
A Nevada corporation

By: Angelo Ponzetta, Chief Executive Officer
Address Corporate Headquarters:
7135 E. Camelback Road Suite 230
Scottsdale, AZ 85252

SELLERS:
PRINCIPAL SELLER
GREG HAEHL

Greg Haehl, an individual owning 75% of TARGET
85 W. Louise Avenue
Salt Lake City, UT 84111

BALANCE OF PAGE INTENTIONALLY LEFT BLANK

REMAINDER OF SIGNATURE PAGE TO FOLLOW

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

REMAINDER OF SIGNATURE PAGE TO EXCHANGE OF SHARES AGREEMENT

SELLER #1
MINORITY SELLERS
Cameron Lee

Cameron Lee, an individual owning 10% of TARGET

Residing at:

6217 Hanover Way
Highland, UT 84003

SELLER #2
MINORITY SELLERS
Andy Wilde

Andy Wilde, an individual owning 15% of TARGET

Residing at:

12027 Grenoble
Highland, UT 84003

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

EXECUTED SIGNATURES

EXCHANGE OF EQUITY AGREEMENT

Cover Page

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

SCHEDULE AND EXHIBITS

Schedule A – Details of the Target Shares

Schedule B – Details of the BUYER Shares

Schedule C – Target Financial Statements

Schedule D – Target Balance Sheet

Schedule E – Target Material Contracts

Schedule F – Target Intellectual Property

Schedule G – Target Employees

Schedule H – Pending Litigation

Exhibit A – Not Applicable

Exhibit B – Not Applicable

Exhibit C – Consulting Agreement with Greg Haehl

Exhibit D – Non-Binding Letter of Intent

Exhibit E – Target Equipment List Subject to UCC-1 Lien by PRINCIPAL SELLER

Exhibit F – Form of Certificate of Designation – Preferred Series D-6 Shares

Exhibit G – Form of Designation – Preferred Series D-5 Shares

Exhibit H – Irrevocable Transfer Agent Instructions for Common Shares Issuance

Exhibit I – Form of PUT OPTION demand.

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

SCHEDULE A

COVER PAGE

Details of the TARGET Shares

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

SCHEDULE B

COVER PAGE

Details of the BUYER Shares

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

SCHEDULE C

COVER PAGE

TARGET FINANCIAL STATEMENTS

Profit & Loss Statement

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

SCHEDULE D

COVER PAGE

TARGET BALANCE SHEET

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

SCHEDULE E

COVER PAGE

TARGET MATERIAL CONTRACTS

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

SCHEDULE F

COVER PAGE

TARGET INTELLECTUAL PROPERTY

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

SCHEDULE G

COVER PAGE

TARGET EMPLOYEES or CONTRACTORS

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

SCHEDULE H

COVER PAGE

PENDING LITIGATION

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

EXHIBIT A

<NOT APPLICABLE>

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

EXHIBIT B

<NOT APPLICABLE>

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

EXHIBIT C

COVER PAGE

CONSULTING AGREEMENT

with Greg Haehl

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

EXHIBIT D

COVER PAGE

Non-Binding Letter of Intent

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

Exhibit E

COVER PAGE

Target Equipment List

Subject to UCC-1 Lien by PRINCIPAL SELLER

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

Exhibit F

COVER PAGE

Certificate of Designation

Preferred Series D-6 Shares

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

Exhibit G

COVER PAGE

Certificate of Designation

Preferred Series D-5 Shares

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

Exhibit H

COVER PAGE

Irrevocable Transfer Agent Instructions

for Common Shares Issuance

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019

Exhibit I

COVER PAGE

Form of PUT Demand

Exchange of Equity Agreement
re: RED WIRE GROUP, LLC
Between: 12 ReTech, & the Members of RED WIRE GROUP, LLC
January 12, 2019